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                                                                      Exhibit 21

                         UNITED  WATER  RESOURCES  INC.
                     LIST OF SUBSIDIARIES OF THE REGISTRANT


Names of Companies and                         States of Incorporation
----------------------                         -----------------------
their Subsidiaries
------------------

United Water New Jersey Inc.                         New Jersey
  United Water New York Inc.                         New York

United Waterworks Inc.                               Delaware
  United Water Idaho Inc.                            Idaho
  United Water Florida Inc.                          Florida
  United Water Pennsylvania Inc.                     Pennsylvania
  United Water New Rochelle Inc.                     New York
  United Water Delaware Inc.                         Delaware
  United Water Toms River Inc.                       New Jersey
  14 other subsidiaries in the water
    services business                                7 states

United Water Mid-Atlantic Inc.                       New Jersey
  Owns 8 subsidiaries in the water
   services business                                 New Jersey

United Properties Group Incorporated                 New York
  Owns 6 subsidiaries in the real
   estate business                                   3 states

Laboratory Resources, Inc.                           New Jersey

Dundee Water Power & Land Company (50% owned)        New Jersey

Eight (8) other subsidiaries in businesses
  related to the water industry or providing
  services to affiliates                             4 states